United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2025

CADRE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40698	38-3873146
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

13386 International Pkwy
Jacksonville, Florida	32218
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 741-5400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001	CDRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On January 13, 2025, Mr. Nicholas Sokolow notified the Board of Directors (the “Board”) of Cadre Holdings, Inc. (the “Company”) of his resignation as a director of the Company, as well as from all committees of the Board on which he currently serves and as lead independent director of the Board, effective as of January 31, 2025. Mr. Sokolow’s resignation was not the result of any dispute or disagreement with the Company on any matter relating to the operations, policies, or practices of the Company.

(d)          The Company’s Board appointed Mr. Gianmaria Delzanno to serve on the Company’s Board effective as of January 13, 2025, until the Company’s next Annual Meeting of Stockholders and until his successor is duly elected and qualified. Following the effective date of Mr. Sokolow’s departure from the Board on January 31, 2025, Mr. Delzanno will replace Mr. Sokolow as the Board’s lead independent director and will also serve as chairman of the Board’s Nominating and Corporate Governance Committee as well as a member of the Board’s Audit Committee and Compensation Committee. In connection with the appointment of Mr. Delzanno to the Board, the current number of directors on the Board has been expanded and fixed from five directors to six directors.

Mr.  Delzanno, 68 years old, is a veteran finance executive with over 40 years of experience in domestic and international M&A, corporate financing, debt and equity offerings and private equity. Since September 1996, Mr. Delzanno has served as the President of Delzanno & Co. Inc., a firm that he founded, advising domestic and international publicly traded and privately held companies in mergers and acquisitions, as well as providing corporate finance, restructuring, and general advisory and valuation services. From February 1984 to June 1996, Mr. Delzanno worked for the investment bank Schroder Wertheim & Co. Incorporated where he was a director in its Industrial Manufacturing Group, and led transactions including IPOs, M&A, private placements, and debt offerings.

Mr. Delzanno also has decades of board of directors’ experience across various industries, with roles as chairman, board member, audit and compensation committee member, including serving from October 2015 to December 2021, on the board of directors of Tempel Steel Company, a family-owned manufacturer of components for electric motors and transformers with operations in the US, Canada, Mexico, China and India.

Mr. Delzanno holds an M.B.A. from Columbia Business School and graduated with a B.S. in Applied Mathematics and Economics from Brown University.

Based upon Mr. Delzanno’s extensive financial expertise, board of directors service across many industries as well as his experience in domestic and international M&A, corporate financing, debt and equity offerings and private equity, the Company believes that Mr. Delzanno has the requisite set of skills to serve as a Board or Board committee member of the Company. The Board has evaluated Mr. Delzanno’s independence from the Company based on the definition of “independence” established by the New York Stock Exchange and has determined that Mr. Delzanno qualifies as an independent director.

Mr. Delzanno’s will receive compensation as a non-employee director in accordance with the Company’s director compensation program described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 29, 2024.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2025

CADRE HOLDINGS, INC.

By:	/s/ Blaine Browers
Name:	Blaine Browers
Title:	Chief Financial Officer